WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                                                                 Exhibit 27.1



                    RMI TITANIUM COMPANY EMPLOYEE SAVINGS
                             AND INVESTMENT PLAN


                                ANNUAL REPORT

                For the Years Ended December 31, 1993 and 1992






                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and Administrator
of RMI Titanium Company Employee Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the financial status of RMI Titanium
Company Employee Savings and Investment Plan (the Plan) at December 31, 1993 and 1992, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan Administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan
Administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is additional information required by the Employee Retirement Income Security Act of 1974
(ERISA). The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for plan benefits of each fund. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes and the schedule of reportable transactions that accompany the Plan's financial statements do not disclose the historical cost of certain Plan assets held by the trustee and the historical cost of certain Plan assets sold, respectively. Disclosure of this information is required by ERISA.


PRICE WATERHOUSE

Pittsburgh, Pennsylvania
June 3, 1994








                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1993 and 1992




                                                                                1993                     1992
                                                                             ----------               ---------
Investments, at fair value:

         CIGNA Guaranteed "Long-Term" Account                                $2,609,943               $2,496,014

         Fidelity Magellan Mutual Fund                                        2,507,977                1,842,557

         CIGNA Stock Market Index Account                                        54,782                   44,875

         RMI Titanium Company Common Stock Account                               40,898                   31,421

                                                                              ---------                ---------

         Net assets available for benefits                                   $5,213,600               $4,414,867
                                                                              =========                =========






   The accompanying notes are an integral part of these financial statements.





                             RMI TITANIUM COMPANY
                     EMPLOYEE SAVINGS AND INVESTMENT PLAN

Statement of Changes in Net Assets Available for Benefits, with Fund Information
- --------------------------------------------------------------------------------
                     For the Year Ended December 31, 1993


                                                CIGNA             Fidelity              CIGNA                RMI
                                             Guaranteed           Magellan              Stock            Titanium Co.
                                             "Long-Term"         Mutual Fund        Market Index         Common Stock
                                               Account             Account             Account             Account            Total
 Employees' contributions                    $ 244,138           $ 204,821           $  13,461            $  13,741        $476,161

 Investment Income:
    Interest and dividend income               166,344             225,820                  17                   46         392,227

    Net appreciation (depreciation) in
      fair value of investments                     --             232,236               4,251               (9,445)        227,042
                                              --------           ---------              ------               ------       ---------
                                               166,344             458,056               4,268               (9,399)        619,269

    Rollovers from other qualified plans           137                  --                  --                   --             137

    Transfer among the plans/investment
       options                                 (75,022)             80,222              (7,627)               5,574           3,147
                                             ---------           ---------              ------              -------       ---------
          Total net additions                  335,597             743,099              10,102                9,916       1,098,714

 Participant loans, net of repayments            2,891             (18,262)                898               19,285           4,812
 Participants' benefits                       (224,559)            (59,417)             (1,093)             (19,724)       (304,793
)
                                             ---------           ---------              ------              -------       ---------
          Total net deductions                (221,668)            (77,679)               (195)                (439)       (299,981
)
 Increase in net assets                        113,929             665,420               9,907                9,477         798,733

 Net assets available for benefits:
    Beginning of year                        2,496,014           1,842,557              44,875               31,421       4,414,867
                                             ---------           ---------              ------              -------      ----------
    End of year                             $2,609,943          $2,507,977             $54,782              $40,898      $5,213,600
                                             =========           =========              ======               ======       =========


   The accompanying notes are an integral part of these financial statements.







                             RMI TITANIUM COMPANY
                     EMPLOYEE SAVINGS AND INVESTMENT PLAN

Statement of Changes in Net Assets Available for Benefits, with Fund Information
- --------------------------------------------------------------------------------
                     For the Year Ended December 31, 1992


                                                  CIGNA             Fidelity            CIGNA              RMI
                                               Guaranteed           Magellan            Stock          Titanium Co.
                                               "Long-Term"         Mutual Fund      Market Index       Common Stock
                                                 Account             Account           Account           Account           Total
 Employees' contributions                      $ 257,093           $ 222,080         $  13,313         $  23,358          $ 515,844

 Investment income:
    Interest and dividend income                 187,399             278,051                --                --            465,450

    Net appreciation (depreciation) in
      fair value of investments                       --            (143,799)            3,049           (18,374)          (159,124)
                                               ---------            --------           -------           -------           --------
                                                 187,399             134,252             3,049           (18,374)           306,326

    Rollovers from other qualified plans           2,063                 384                --                --              2,447

    Transfer among the plans                     227,505            (220,806)           (6,424)            4,201              4,476
                                                --------           ---------           -------           -------           --------
          Total net additions                    674,060             135,910             9,938             9,185            829,093

 Participant loans net of repayments              11,487                  --                --                --             11,487

 Participants' benefits                         (492,058)           (468,974)          (25,350)           (2,382)          (988,764)
                                               ---------           ---------           -------           -------          ---------
          Total net deductions                  (480,571)           (468,974)          (25,350)           (2,382)          (977,277)

 Increase (decrease) in net assets               193,489            (333,064)          (15,412)            6,803           (148,184)
 Net assets available for benefits:
    Beginning of year                          2,302,525           2,175,621            60,287            24,618          4,563,051
                                               ---------           ---------           -------           -------          ---------

    End of year                               $2,496,014          $1,842,557          $ 44,875          $ 31,421         $4,414,867
                                               =========           =========           =======           =======          =========

The accompanying notes are an integral part of these financial statements.





                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1993 AND 1992

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:
- ---------------------------------------
ACCOUNTING METHOD
- -----------------
The financial statements utilize the accrual method of accounting.

INVESTMENTS
- -----------
Available investment options are as follows:

                 Fidelity Magellan Fund (a mutual fund)
                 RMI Titanium Company Common Stock
                 CIGNA managed funds:
                          Guaranteed "Long-Term" Account (a guaranteed
                             investment contract)
                          Stock Market Index Account

Investments in the Fidelity Magellan Fund and RMI Titanium Company common stock are valued at market value based on published quotations. Security transactions are recorded as of the settlement date. Guaranteed investment contracts are valued at contract value. All CIGNA managed funds are valued by CIGNA and reflect current market value. Cost information for the aforementioned investments is not available as it is not maintained by the Plans' recordkeepers.

FUNDING
- -------
The plan is funded by contributions from the participating employees of RMI Titanium Company (the Company). The costs of administering the plan and the trust are borne by the Company.

PAYMENT OF BENEFITS
- -------------------
Benefits are recorded when paid.

NOTE 2 - DESCRIPTION OF PLAN:
- ----------------------------
GENERAL
- -------
The following description of the RMI Titanium Company Employee Savings and Investment Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan covering full-time salaried, nonrepresented employees who are at least 21 years of age and have one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).


NOTES TO FINANCIAL STATEMENTS (CONTINUED)

CONTRIBUTIONS
- -------------
Participants may contribute from 1% to 15% of salary through payroll deduction. Certain highly compensated participants, as defined by the Internal Revenue Code, may contribute from 1% to 7% of salary through payroll deduction. Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds as of any calendar quarter by completing a new enrollment and change form and submitting it to the employee benefits department at least 15 days in advance. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS
- -------------------
Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

                          Retirement;
                          Termination of Employment with the Company;
                          Death

Participants may also make written application to the administrator for withdrawals of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of withdrawals.

Participants are also permitted to withdraw loans (up to 50% of their account balance) secured by their account balance. Such loans bear interest at a current market rate and are primarily repaid by payroll deduction.

ADMINISTRATION
- --------------
The Plan is administered by the Company's Board of Directors. The Board establishes rules of procedures and interprets the provisions of the Plan.

TERMINATION PROVISION
- ---------------------
The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.




NOTES TO FINANCIAL STATEMENTS  (CONTINUED)

NOTE 3 - INCOME TAXES
- ---------------------
The Internal Revenue Service has determined and informed RMI Titanium Company by a letter in 1988, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4 - RECORDKEEPING
- ----------------------
Individual participant account balances, allocation and investment options are maintained by CIGNA based on enrollment and payroll information supplied by the Company.



                                   SCHEDULE I

                                   FORM 5500


           Item 27a - Schedule of Assets Held for Investment Purposes



                              RMI TITANIUM COMPANY
                       EMPLOYEE SAVINGS & INVESTMENT PLAN



  (a)               (b)                               (c)                              (d)      (e) CURRENT
                 IDENTITY                   DESCRIPTION OF INVESTMENT                  COST         VALUE
           --------------------             -------------------------                  ----     -----------
   --      Fidelity Investments             Fidelity Magellan Fund                      (1)      $2,507,977

   --      Connecticut General Life
           Insurance Company                Guaranteed "Long-term" Account              (1)       2,609,943

   --      Connecticut General Life
           Insurance Company                Stock Market Index Fund                     (1)          54,782

   --      Pittsburgh National Bank         RMI Titanium Company Common Stock           (1)          40,898
                                                                                                  ---------

                                                                                     TOTAL:      $5,213,600
                                                                                                  =========



                                       (1) Cost information not available from ordinary business records.




                                  SCHEDULE II

                                   FORM 5500


              Item 27d - Schedule of Reportable (5%) Transactions


                              RMI TITANIUM COMPANY
                       EMPLOYEE SAVINGS & INVESTMENT PLAN

                                  PLAN NO. 005


A. PURCHASES:

   Identity of                                     Purchased        Selling      Cost of     Current      Net Gain
   Party Involved       Description of Assets        Price           Price        Asset       Value       or loss
   ------------------   ---------------------      ---------        -------      -------     -------      --------
 Fidelity Investments     Fidelity Magellan          $546,498        N/A         $546,498     $546,498      N/A


   Connecticut General    Guaranteed "Long-Term"      305,903        N/A          305,903      305,903      N/A
   Life Insurance Co.


B. SALES:

   Identity of                                     Purchased        Selling      Cost of     Current      Net Gain
   Party Involved       Description of Assets        Price           Price        Asset       Value       or loss
   ------------------   ---------------------      ---------        -------      -------     -------      --------
 Fidelity Investments     Fidelity Magellan           N/A           $118,412       (1)        $118,412      N/A


   Connecticut General    Guaranteed "Long-Term"      N/A            356,611       (1)         356,611      N/A
   Life Insurance Co.



                                       (1) Cost information not available from ordinary business records.

